PROSPECTUS Dated                              Pricing Supplement No. 69
May 17, 2002                                  Effective March 21, 2005
And PROSPECTUS SUPPLEMENT
Dated March 25, 2003


                       U.S. $250,000,000              Rule 424 (B)(3)
                                                  Registration Statement
                    FORD MOTOR CREDIT COMPANY         No. 333-86832

                       FIXED-RATE NOTES


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                    Interest Rate Per Annum
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Period        One       Two      Three     Five     Seven    Ten
Beginning     Year      Years    Years     Years    Years    Years
----------   -------   ------   -------   -------  -------   ------
3/21/05       3.60%     4.50%    5.00%     5.80%    6.10%    6.25%